EXHIBIT 99.1

PRESS RELEASE                       Contact:   Carrizo Oil & Gas, Inc.
            B. Allen Connell, Director of Investor Relations
            Paul F. Boling, Chief Financial Officer
            (713) 328-1000

CARRIZO OIL & GAS, INC. ANNOUNCES FOURTH QUARTER AND ANNUAL 2005 FINANCIAL RESULTS INCLUDING RECORD REVENUES AND EBITDA

HOUSTON, March 20, 2006 — Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today reported the Company’s financial results for the fourth quarter of 2005, which included the following highlights:

Fourth Quarter 2005 Results --

The fourth quarter 2005 results included the following highlights:

•	Record Production of 2.73 Bcfe.

•	Record quarterly revenue of $26.5 million.

•	Net Income of $8.4 million.

•	Record EBITDA, as defined below, of $20.4 million.

Revenues for the three months ended December 31, 2005 increased 63 percent reaching a record $26.5 million as compared to $16.3 million during the quarter ended December 31, 2004. The increase in revenues was driven by higher natural gas production and higher prevailing oil and natural gas prices. Production volumes during the three months ended December 31, 2005 increased 12 percent reaching a record 2.73 Bcfe as compared to 2.43 Bcfe during the fourth quarter of 2004. The increase was largely due to new production contributions from the Galloway #1 well, the Peal Ranch wells and the Barnett Shale wells, partially offset by natural declines. Carrizo’s average oil sales price increased 31 percent to $58.60 per barrel from $44.80 per barrel during the fourth quarter of 2004, while the average natural gas sales price increased 48 percent to $9.69 per Mcf from $6.53 per Mcf in the fourth quarter of 2004. The above prices include the effect of hedging activities.

Before exclusion of certain non-cash after-tax benefits, the Company reported net income available to common shares (“Net Income”) of $8.4 million, or $0.35 and $0.34 per basic and diluted share, respectively, for the three months ended December 31, 2005, an increase of 168 percent compared to $3.1 million, or $0.14 and $0.14 per basic and diluted share, respectively, for the same quarter during 2004. Excluding both the $0.9 million non-cash, after-tax net benefit (comprised of (1) the $0.3 million stock option compensation benefit related to employee stock options repriced in 2000, and (2) a $0.6 million equity in the income of Pinnacle Gas Resources, Inc. - primarily attributable to a mark-to-market gain on natural gas derivatives of $1.1 million), and the $0.2 million non-recurring, after-tax impact of general and administrative expenses related to an integrated software migration project, Net Income for the quarter ended December 31, 2005 was $7.7 million, or $0.32 and $0.31 per basic and diluted share, respectively.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the fourth quarter of 2005 was $20.4 million, or $0.84 and $0.82 per basic and diluted share, respectively, an increase of 76 percent compared to $11.6 million, or $0.53 and $0.50 per basic and diluted share, respectively, during the fourth quarter of 2004. Excluding the $0.3 million of general and administrative expenses related to an integrated software migration project, EBITDA for the fourth quarter of 2005 was $20.7 million, or $0.86 and $0.83 per basic and diluted share, respectively.

Oil and natural gas operating expenses (excluding production taxes) increased to $2.2 million during the three months ended December 31, 2005 as compared to $1.6 million for the fourth quarter of 2004. The increase was primarily due to higher workover expense, increased ad valorem taxes and higher lifting costs due to the increased well count of the Barnett Shale wells and other new wells mentioned above.

Depreciation, depletion and amortization expenses (“DD&A”) were $7.0 million during the three months ended December 31, 2005 as compared to $4.9 million during the fourth quarter of 2004. The increase in DD&A expense was due to (1) an increase in the production volumes, and (2) an increase in the DD&A rate attributable to additions to the proved property cost base and to future development costs largely related to the significant increase in Barnett Shale proved undeveloped reserves.

General and administrative expenses (“G&A”) increased to $2.6 million during the three months ended December 31, 2005 from $2.1 million during the same quarter of 2004. The increase in G&A was largely due to the impact of: $0.3 million of general and administrative expenses related to an integrated software migration project and $0.2 million of higher salary (due to salary raises and increased headcount) and incentive compensation costs.

Non-cash stock option compensation benefit was $0.5 million ($0.3 million after tax) for the three months ended December 31, 2005. This represents the quarter-to-quarter decrease in value of employee stock options that were repriced in 2000.

Other income and expense for the fourth quarter of 2005 was a net expense of $0.2 million.

Non-cash equity in the income of Pinnacle was $0.6 million (both before and after tax) comprised of a $1.1 million mark-to-market gain attributable to its natural gas derivatives and $0.2 million net income from operations, partially offset by $0.7 million for dividends on preferred stock. Non-cash equity in the loss of Pinnacle was $0.6 million (both before and after tax) in the fourth quarter of 2004.

Results for the Year ended 2005 --

The results for the year ended 2005 include the following highlights:

•	Record Production of 9.61 Bcfe.

•	Record Revenues of $75.9 million.

•	Record Net income of $13.0 million.

•	Record EBITDA, as defined below, of $56.2 million.

Revenues for the year ended 2005 increased 48 percent to $75.9 million from $51.4 million during the year ended 2004. The increase in revenues was driven by higher prevailing oil and natural gas prices and higher production. Production volumes during the year ended 2005 increased 16 percent to 9.61 Bcfe as compared to 8.32 Bcfe in 2004. Carrizo’s average oil sales price increased 46 percent to $56.46 per barrel from $38.78 per barrel in 2004, while the average natural gas sales price increased 25 percent to $7.63 per Mcf from $6.09 per Mcf in 2004. The above prices include the effect of hedging activities.

Before exclusion of certain non-cash after-tax charges/benefits, the Company reported Net Income of $13.0 million, or $0.55 and $0.53 per basic and diluted share, respectively, for the year ended 2005, as compared to $10.5 million, or $0.53 and $0.48 per basic and diluted share, respectively, for 2004. Excluding both the $6.6 million non-cash after-tax impact (comprised of (1) the $1.6 million stock option compensation expense - related to employee stock options repriced in 2000, (2) loss on the early extinguishment of long-term debt ($2.5 million - related to unamortized debt issuance cost and discount on debt retired in the Company’s July 2005 debt refinancing) and (3) the $2.5 million equity loss of Pinnacle Gas Resources - attributable to a mark-to-market loss on natural gas derivatives of $1.0 million, $2.0 million for dividends on preferred stock and partially offset by $0.5 million in net income), and the $0.2 million non-recurring, after-tax impact of general and administrative expenses related to an integrated software migration project, Net Income for the year ended 2005 was $19.8 million, or $0.84 and $0.81 per basic and diluted share, respectively.

EBITDA for 2005 was $56.2 million, or $2.39 and $2.31 per basic and diluted share, respectively, an increase of 55 percent compared to $36.3 million, or $1.82 and $1.66 per basic and diluted share, respectively, in 2004. Excluding the $0.3 million impact from general and administrative expenses related to an integrated software migration project, EBITDA for 2005 was $56.5 million, or $2.41 and $2.32 per basic and diluted share, respectively.

Oil and natural gas operating expenses (excluding production taxes) increased to $6.3 million during the year ended 2005 as compared to $5.3 million in 2004. The increase was primarily due higher workover expense, increased ad valorem taxes and higher lifting costs due to the increased well count of the Barnett Shale wells and other new wells mentioned above.

Depreciation, depletion and amortization expenses (“DD&A”) were $21.4 million during the year ended 2005 as compared to $15.5 million in 2004. The increase in DD&A expense was due to (1) an increase in the production volumes, and (2) an increase in the DD&A rate attributable to additions to the proved property cost base and to future development costs largely related to the significant increase in Barnett Shale proved undeveloped reserves.

General and administrative expenses (“G&A”) increased to $8.8 million during the year ended 2005 from $7.2 million in 2004. The increase in G&A was due primarily to higher salary (due to increased headcount and annual raises) and incentive compensation costs and the $0.3 million non-recurring, expenses related to an integrated software migration project.

Non-cash stock option compensation expense increased to $2.5 million ($1.6 million after tax) during the year ended 2005 from $1.1 million ($0.7 million after tax) in 2004.

Loss on early extinguishment of long-term debt was a non-cash charge of $3.7 million (or $2.4 million after tax), primarily attributable to the unamortized debt issuance cost and discount on the long-term debt retired in the Company’s July 2005 debt refinancing.

Non-cash equity in the loss of Pinnacle of $2.5 million (both before and after tax), comprised of a mark-to-market loss on natural gas derivatives of $1.0 million, $2.0 million for dividends on preferred stock and partially offset by $0.5 million in net income. Non-cash equity in the loss of Pinnacle was $1.4 million in 2004.

Interest income was $0.9 million during the year ended December 31, 2005 as compared to $0.1 million in 2004. The increase is attributable to the significant increase in our cash balance following the recent debt refinancing.

“Carrizo had an outstanding year in 2005, reaching record levels in production, reserves and EBITDA,” commented S.P. Johnson IV, Carrizo’s President and Chief Executive Officer. “Our continued production growth in the fourth quarter also led to record quarterly revenues and EBITDA. Over 2005, our staff did an excellent job managing our drilling or participation in 65 new wells with an overall 94 percent apparent success rate. Our 2006 $117 million drilling plan is based primarily on a balance between our successful Gulf Coast drilling program and our accelerating Barnett Shale program, where we now have more than 80,000 net acres. Our 2006 plan also includes $3.2 million for acceleration of our development of the Camp Hill heavy oil project. This 2006 drilling plan would be a $47 million increase over 2005.

“We also made significant improvements in our balance sheet last year, including a debt refinancing and new $150 million Term B loan in July. We continue to grow the availability on our senior revolver with more than $22 million of undrawn capacity in addition to our discretionary cash flow.”

Other Matters

Using the equity method of accounting, the results for the year ended 2005, as reported in this press release, includes the Company’s estimate of results of Pinnacle Gas Resources, Inc.,

including an estimated $2.2 million non-cash, after-tax charge to Carrizo for the impact of the previously announced Pinnacle financial restatement of its first three quarters of 2005 related to Pinnacle’s change in the accounting method used to report its open natural gas hedge positions.

In light of the aforementioned financial restatement, certain recent vacancies in the Company’s financial reporting staff, and the extensive workload associated with the requirements of the Sarbanes-Oxley Act, including Section 404 thereof, the Company has filed with the SEC a Form 12b-25, stating that it will require additional time to complete and file its 2005 Annual Report on Form 10-K.

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions and in the Barnett Shale area in North Texas. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including the portion of the Company’s results relating to Pinnacle Gas Resources, Inc., the impact of Pinnacle results, potential effects or timing, cash flow, drilling plans, reserve growth, effect of financing, growth in Barnett Shale, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the final results of the Pinnacle audit, the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company’s Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission.

(Financial Highlights to Follow)

CARRIZO OIL & GAS, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2005	2004	2005	2004

Oil and natural gas revenues	$26,529,568	$16,267,040	$75,882,707	$51,373,991

Costs and expenses:
Oil and natural gas operating expenses	2,183,395	1,600,407	6,337,168	5,259,896
Production taxes	1,184,865	943,103	4,100,067	3,132,387
Depreciation, depletion and amortization	6,983,562	4,902,805	21,374,051	15,464,232
General and administrative expenses	2,556,566	2,115,309	8,789,003	7,190,552
Accretion expense related to asset retirement obligations	17,530	1,749	70,121	22,641
Stock based compensation expense (benefit)	(491,505)	447,018	2,453,598	1,064,299

Total costs and expenses	12,434,413	10,010,391	43,124,008	32,134,007

Operating income	14,095,155	6,256,649	32,758,699	19,239,984

Loss on early debt retirement	-	-	(3,721,021)	-
Equity in income (loss) of Pinnacle Gas Resources, Inc.	631,496	(554,585)	(2,541,935)	(1,399,243)
Other income and expenses, net	(165,126)	(24,955)	(457,169)	505,806
Interest income	383,744	30,757	904,407	75,474
Interest expense, net of amounts capitalized	(2,249,394)	(515,218)	(5,198,852)	(697,134)

Income before income taxes	12,695,875	5,192,648	21,744,129	17,724,887

Income tax expense	4,288,491	2,050,654	8,763,952	6,871,013

Net income	8,407,384	3,141,994	12,980,177	10,853,874

Dividends and accretion of discount on preferred stock	-	-		350,720

Net income available to common shares	$8,407,384	$3,141,994	$12,980,177	$10,503,154

EBITDA (see table below)	$20,439,616	$11,583,266	$56,199,300	$36,296,962

Basic net income per common share	$0.35	$0.14	$0.55	$0.53

Diluted net income per common share	$0.34	$0.14	$0.53	$0.48

Basic weighted average common shares outstanding	24,241,841	22,053,053	23,491,976	19,958,452

Diluted weighted average common shares outstanding	25,047,409	23,091,680	24,361,453	21,818,065

______________________________
(A) Interest expense, net of amounts capitalized, consists of the following:

Gross interest expense	$(4,198,012)	$(1,361,782)	$(11,043,498)	$(3,635,527)
Capitalized interest	1,948,618	846,564	5,844,646	2,938,393

(more)

CARRIZO OIL & GAS, INC.
CONDENSED BALANCE SHEETS

	12/31/05	12/31/04
	(unaudited)	(unaudited)
ASSETS:
Cash and cash equivalents	$28,724,993	$5,668,000
Other current assets	29,975,943	15,965,885
Property and equipment, net	309,708,060	205,482,585
Other assets	5,995,877	1,689,447
Investment in Pinnacle Gas Resources, Inc.	2,687,199	5,229,134

TOTAL ASSETS	$377,092,072	$234,035,051

LIABILITIES AND EQUITY:
Accounts payable and accrued liabilities	$45,176,749	$30,682,970
Current maturities of long-term debt	1,046,817	89,653
Long-term notes payable	147,598,672	18,032,002
Long-term subordinated notes payable, net	-	44,852,384
Deferred income taxes	24,524,106	18,112,950
Other liabilities	5,606,411	1,406,567
Equity	153,139,317	120,858,525

TOTAL LIABILITIES AND EQUITY	$377,092,072	$234,035,051

(1) Income tax expense for the three and twelve months ended December 31, 2005 includes a $4,222,533 and
$8,500,122, respectively, provision for deferred income taxes and a $65,958 and $263,830, respectively, provision for currently payable franchise taxes. Income tax expense for the three and twelve months ended
December 31, 2004 includes a $2,027,286 and $6,678,475, respectively, provision for deferred income taxes and a $23,367 and $192,539, respectively, provision for currently payable franchise taxes.

(2) Long-term subordinated notes payable are presented net of discounts of $1,987,206 as of
December 31, 2004.

(3) Stock based compensation expense (benefit) is a non-cash charge (benefit) resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.

(4) In February 2002, the Company consummated the sale of $6 million of convertible participating preferred stock and warrants to purchase the Company's common stock. Convertible preferred stock is presented net of discounts. All of the convertible participating preferred stock was converted into 1,318,124 shares of common stock during the three months ended June 30, 2004.

(5) During the twelve month periods ended December 31, 2005 and 2004, 334,210 and 2,928,611 warrants were converted into 304,669 and 2,159,627 shares of common stock, respectively.

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CARRIZO OIL & GAS, INC.
NON-GAAP DISCLOSURES
(unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
Reconciliation of Net Income to EBITDA	DECEMBER 31,		DECEMBER 31,
	2005	2004	2005	2004

Net income	$8,407,384	$3,141,994	$12,980,177	$10,853,874

Adjustments:
Depreciation, depletion and amortization	6,983,562	4,902,805	21,374,051	15,464,232
Interest expense, net of amounts capitalized and interest income	1,865,650	484,461	4,294,445	621,660
Income taxes	4,288,491	2,050,654	8,763,952	6,871,013
Equity in (income) loss of Pinnacle Gas Resources, Inc.	(631,496)	554,585	2,541,935	1,399,243
Loss on early debt retirement	-	-	3,721,021	-
Stock based compensation expense (benefit)	(491,505)	447,018	2,453,598	1,064,299
Accretion expense related to asset retirement obligations	17,530	1,749	70,121	22,641

EBITDA, as defined	$20,439,616	$11,583,266	$56,199,300	$36,296,962

EBITDA per basic common share	$0.84	$0.53	$2.39	$1.82

EBITDA per diluted common share	$0.82	$0.50	$2.31	$1.66

CARRIZO OIL & GAS, INC.
PRODUCTION VOLUMES AND PRICES
(unaudited)

Production volumes-

Oil and condensate (Bbls)	55,809	66,266	234,287	309,411
Natural gas (Mcf)	2,399,239	2,035,016	8,206,457	6,462,325
Natural gas equivalent (Mcfe)	2,734,093	2,432,612	9,612,179	8,318,791

Average sales prices-

Oil and condensate (per Bbl)	$58.60	$44.80	$56.46	$38.78
Natural gas (per Mcf)	$9.69	$6.53	$7.63	$6.09
Natural gas equivalent (per Mcfe)	$9.70	$6.69	$7.89	$6.18

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